UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

May 20, 2005 (May 17, 2005)
(Date of Report (date of earliest event reported))

MortgageIT Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-32213 (Commission File No.)	20-0404134 (I.R.S. Employer Identification Number)
33 Maiden Lane New York, NY		10038
(Address of principal executive office)		(Zip Code)

(212) 651-7700
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On May 17, 2005, a majority of the votes cast at the 2005 annual meeting of the stockholders of MortgageIT Holdings, Inc. (the "Company") approved the Amended MortgageIT Holdings, Inc. Long-Term Incentive Plan (the "Amended Plan"), which had been approved by the Company's board of directors on April 23, 2005. A total of 1,000,000 shares of common stock have been reserved for issuance under the Amended Plan, which terminates in 2015. The Amended Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights and restricted stock. The options and restricted stock will vest over a three-year period. The foregoing description of the Amended Plan is qualified in its entirety by reference to the Amended Plan, a copy of which, including forms of award agreements, is attached hereto as Exhibit 10.1 and incorporated herein by reference.

* * * *

Item 9.01    Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Amended MortgageIT Holdings, Inc. Long-Term Incentive Plan, including forms of award agreements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORTGAGEIT HOLDINGS, INC.
By: /s/ John R. Cuti John R. Cuti Secretary

Date: May 20, 2005

MORTGAGEIT HOLDINGS, INC.
CURRENT REPORT ON FORM 8-K
Report Dated May 20, 2005 (May 17, 2005)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended MortgageIT Holdings, Inc. Long-Term Incentive Plan, including forms of award agreements